Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax: 404-253-8190

www.alston.com

October 26, 2017

FB Financial Corporation

211 Commerce Street, Suite 300

Nashville, Tennessee 37201

Re:	Post-Effective Amendment No. 1 to Form S-1 on Registration Statement Form S-3

Ladies and Gentlemen:

We have acted as counsel to FB Financial Corporation, a Tennessee corporation (the “Corporation”), in connection with the above-referenced Post-Effective Amendment No. 1 to Form S-1 on the Registration Statement on Form S-3 (the “Amendment”), to be filed on the date hereof by the Corporation with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the proposed offer and sale of 23,510,694 shares (the “Shares”) of the Corporation’s common stock, $1.00 par value per share, by the selling shareholders identified in the Amendment. We are furnishing this opinion letter pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Amended and Restated Certificate of Incorporation of the Corporation, the Amended and Restated Bylaws of the Corporation and records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Corporation and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Atlanta • Beijing • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle • San Francisco • Silicon Valley • Washington, D.C.

The opinion below is limited in all respects to matters under and governed by the federal laws of the United States of America and the Tennessee Business Corporations Act, in each case, as in force and effect as of the date of this opinion letter. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is provided for use in connection with the transactions contemplated by the Amendment and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the immediately following paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated therein. This opinion letter is rendered as of the date hereof and we make no undertaking and expressly disclaim any duty to supplement or update the opinion rendered herein, if, after the date hereof, factors or circumstances come to our attention or changes in the law occur which could affect such opinion.

Based on the foregoing, it is our opinion that the Shares have been duly authorized, validly issued and fully paid and are nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Amendment and to the reference to our firm under “Legal Matters” in the Amendment. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

By:	/s/ Alston & Bird LLP
ALSTON & BIRD LLP